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                                                                   Exhibit 4.1.3


                             CERTIFICATE OF DECREASE

                                     OF THE

                            SERIES A PREFERENCE STOCK
                                       OF


                             PICTURETEL CORPORATION

                        Pursuant to Section 151(g) of the

                        Delaware General Corporations Law

         Reference is made to the Certificate Of Designation, Preferences And Other Rights of the Series A Preference Stock ("THE SERIES A CERTIFICATE OF DESIGNATION") of PictureTel Corporation, a corporation organized and existing under the laws of the State of Delaware (the "CORPORATION"), which certificate was dated February 15, 1999 and was duly filed with the Secretary of State of the State of Delaware on February 16, 1999.

         PictureTel Corporation hereby certifies that, pursuant to the Certificate of Incorporation of the Corporation, as amended, and in accordance with Section 151(g) of the Delaware General Corporations Law, the Board of Directors of the Corporation on July 11, 2000 duly adopted the following resolution, which resolution remains in full force and effect as of the date hereof:

         "RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors and in accordance with the provisions of the Certificate of Incorporation, the number of shares of Series A Preference Stock designated in the Certificate Of Designation, Preferences And Other Rights ("THE SERIES A CERTIFICATE OF DESIGNATION") of this Corporation is reduced, subject to the filing of the Certificate of Decrease with the Secretary of State of the State of Delaware, as set forth below:
1. Section 1 of the Certificate of Designation is amended by replacing the words "Six Million (6,000,000)" in the second sentence with the words "Four Million Five Hundred Thousand (4,500,000)".



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         IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Decrease to be executed by a duly authorized officer on July 17, 2000.



                                        PICTURETEL CORPORATION




                                        By:      /s/ Norman E. Gaut
                                                 -------------------------------

                                        Name:    Norman E. Gaut
                                                 -------------------------------

                                        Title:   Chief Executive Officer
                                                 -------------------------------